Exhibit 10.25

English translation for convenience purposes only

SPD BANK

Gold Lease Agreement

Lease Party: _Wuhan Branch of Shanghai Pudong Development Bank Co., Ltd (hereinafter as Party A)

Leased Party: _Wuhan Kingold Jewelry Co., Ltd_____(hereinafter as Party B)

Whereas:

Party A and Party B signed the Gold Lease Framework Agreement (hereinafter as Framework Agreement) on the date of __July__/ _9__ day _2014_, document No. GR2014027001_.

I. Transaction Content

1.	Customer No. in Gold Exchange	0000000049
2.	Gold Exchange Abbreviation	Wuhan Kingold
3.	Type	Au 99.99
4.	Weight (KG)	197 kg
5.	Settlement price	238.5 yuan/g
6.	Lease gold market price	46,984,500 Yuan
7.	Lease rate	3.2% per year
8.	Lease term	2015/4/10 - 2016/4/10
9.	Deposit percentage	1.064% of lease gold market value
10.	Lease Expense Payment	1. Lease expense shall be paid in full when Party B gains the leased gold.
√2. Party B shall pay the lease expense quarterly.
3. Lease expense shall be paid in full when Party B returns the gold.
11.	Account Information	70160155200004126
12.	Note

II. When signing on the trade confirmation, the client should give the following representations and warranties:

1. The client should make sure that he or she has filled in the trade confirmation with the application for gold leasing trade correctly and neatly.

2. The signing representatives of this trade confirmation have been qualified with valid authorization.

3. The client has already had a fully understanding to the clauses and relative risks of the trade.

4. The client should authorize your bank to deduct the relevant leasing cost from the settlement account (see Item 11 “settlement account information” from the above table) opened in your bank directly.

III. Other clauses:

1.	Here, the client has confirmed that by the end of handing in the trade confirmation with valid signature of authorized representatives and the reserved seal, the framework agreement and the “representations, warranties as well as commitments” on the trade confirmation are all real and valid without any “defaults”. The relevant definitions on the trade confirmation share the same meaning with those in framework agreement. Once the principal of your bank or authorized agent has signed (or stamped) and stamped business seal on the trade confirmation according to the framework agreement, the trade under this confirmation would be reached. As the indivisible part of framework agreement, this trade confirmation would operate in parallel with the framework agreement.

2.	In order to ensure the implementation of the trade mentioned above, the client agrees to pay the cash deposit to your bank based on the margin ratio listed on the trade confirmation and sign the Margin Pledge Contract with your bank to provide pledge guarantee to the trade under this confirmation.

English translation for convenience purposes only

Party A (seal or special seal for contract)	Party B (seal or reserved signature)
Legal representative/director or agent	Legal representative
(Signature or seal)	(Signature or seal)

Residence:	Principle business address
Code of Shanghai Gold Exchange	Code of Shanghai Gold Exchange
Postal code:	Postal code:
Telephone:	Telephone:
Fax. :	Fax.:
E-mail:	E-mail:
Contact person:	Contact person:
Signature date: 2015/4/10	Signature date: 2015/4/10